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                                                                   Exhibit(b)(7)





                                    COMMON SECURITIES PURCHASE AGREEMENT

                           dated February 7, 2000, between CHEMED CORPORATION (the "Common Securities Purchaser"), a Delaware corporation, and CHEMED CAPITAL TRUST, a statutory business trust formed under the laws of the State of Delaware (the "Trust").

                  WHEREAS the Common Securities Purchaser, as sponsor of the Trust, desires to purchase from the Trust, and the Trust desires to sell to the Common Securities Purchaser, certain of the Trust's securities.

                  NOW, THEREFORE, the parties hereto agree as follows:
                  1. The Trust hereby offers to issue and sell to the Common Securities Purchaser and the Common Securities Purchaser hereby accepts such offer and agrees to purchase 17,800 of the Trust's Common Securities (the "Common Securities"), liquidation amount $27 per Common Security, in consideration of the payment to it of $480,600.

                  2. The Trust represents and warrants that, upon execution and delivery to the Common Securities Purchaser against payment therefor, the Common Securities will be duly authorized, validly issued, fully paid and entitled to the benefits and subject to the terms of the Amended and



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                                                                               2



Restated Declaration of Trust of the Trust dated as of February 7, 2000 (the "Declaration").

                  3. The Common Securities Purchaser represents that such Common Securities are being acquired for investment and not with a view to distribution or resale.

                  4. THIS COMMON SECURITIES PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Common
Securities Purchase Agreement to be duly executed as of the date hereof.

                                          CHEMED CORPORATION,

                                          by
                                            ------------------------
                                            Name:  Kevin J. McNamara
                                            Title: President


                                           CHEMED CAPITAL TRUST,

                                           by
                                             ------------------------
                                             Name:  Timothy S. O'Toole
                                             Title: Administrative Trustee